Exhibit 15
Awareness of Independent Registered
Public Accounting Firm
We are aware that our report dated May 5, 2008, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, is incorporated by reference in this registration statement of Home BancShares, Inc. on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.
/s/BKD, LLP
Little Rock, Arkansas
June 20, 2008